Houlihan Lokey Reports Second Quarter Fiscal 2021 Financial Results

– Second Quarter Fiscal 2021 Revenues of $276 million –
– Second Quarter Fiscal 2021 Diluted EPS of $0.70 –
– Adjusted Second Quarter Fiscal 2021 Diluted EPS of $0.75 –
– Announces Dividend of $0.33 per Share for Third Quarter Fiscal 2021 –

LOS ANGELES and NEW YORK - October 29, 2020 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its second quarter ended September 30, 2020. For the second quarter ended September 30, 2020, revenues were $276 million, compared with $273 million for the second quarter ended September 30, 2019.
Net income was $49 million, or $0.70 per diluted share, for the second quarter ended September 30, 2020, compared with $33 million, or $0.50 per diluted share, for the second quarter ended September 30, 2019. Adjusted net income for the second quarter ended September 30, 2020 was $52 million, or $0.75 per diluted share, compared with $46 million, or $0.70 per diluted share, for the second quarter ended September 30, 2019.
“As the markets continue to navigate a challenging environment, our platform is performing as it should. Revenues in Financial Restructuring and Capital Markets were strong for the first half of our year, partially offsetting lower revenues in M&A due to the pandemic. We enter the second half of our year with good momentum in all three product lines. I want to thank our employees for working hard to deliver exceptional advice to our clients, while facing many obstacles along the way.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Revenues	$275,736	$272,810	$486,872	$523,159
Operating expenses:
Employee compensation and benefits	177,249	174,638	314,370	337,949
Non-compensation expenses	31,612	53,019	63,037	92,280
Operating income	66,875	45,153	109,465	92,930
Other (income)/expense, net	(196)	(1,101)	(1,357)	(2,748)
Income before provision for income taxes	67,071	46,254	110,822	95,678
Provision for income taxes	18,281	13,144	15,932	19,793
Net income attributable to Houlihan Lokey, Inc.	$48,790	$33,110	$94,890	$75,885

Diluted earnings per share	$0.70	$0.50	$1.39	$1.15

Revenues

For the second quarter ended September 30, 2020, revenues were $276 million, compared with $273 million for the second quarter ended September 30, 2019. For the second quarter ended September 30, 2020, Corporate Finance (“CF”) revenues decreased (31)%, Financial Restructuring (“FR”) revenues increased 62%, and Financial and Valuation Advisory (“FVA”) revenues increased 7% when compared with the second quarter ended September 30, 2019.

Expenses

The Company’s employee compensation and benefits, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended September 30,
(Dollars in thousands)	2020	2019	2020	2019
Expenses:
Employee compensation and benefits	$177,249	$174,638	$175,090	$165,459
% of Revenues	64.3%	64.0%	63.5%	60.7%
Non-compensation expenses	$31,612	$53,019	$28,730	$44,226
% of Revenues	11.5%	19.4%	10.4%	16.2%
Provision for Income Taxes	$18,281	$13,144	$19,655	$18,252
% of Pre-Tax Income	27.3%	28.4%	27.3%	28.4%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Six Months Ended September 30,
(Dollars in thousands)	2020	2019	2020	2019
Expenses:
Employee compensation and benefits	$314,370	$337,949	$307,050	$318,174
% of Revenues	64.6%	64.6%	63.1%	60.8%
Non-compensation expenses	$63,037	$92,280	$58,739	$81,519
% of Revenues	12.9%	17.6%	12.1%	15.6%
Provision for Income Taxes	$15,932	$19,793	$32,376	$36,129
% of Pre-Tax Income	14.4%	20.7%	26.4%	28.6%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $177 million for the second quarter ended September 30, 2020, compared with $175 million for the second quarter ended September 30, 2019. Adjusted employee compensation and benefits expenses were $175 million for the second quarter ended September 30, 2020, compared with $165 million for the second quarter ended September 30, 2019. This resulted in an adjusted compensation ratio of 63.5% for the second quarter ended September 30, 2020, versus 60.7% for the second quarter ended September 30, 2019. The increases in GAAP and adjusted employee compensation and benefits expenses were primarily a result of an increase in fee revenues and an increase in the GAAP and adjusted compensation ratios for the quarter when compared with the same quarter last year.

Non-compensation expenses were $32 million for the second quarter ended September 30, 2020, compared with $53 million for the second quarter ended September 30, 2019. Adjusted non-compensation expenses were $29 million for the quarter ended September 30, 2020, compared with $44 million for the second quarter ended September 30, 2019. The decrease in GAAP and adjusted non-compensation expenses was primarily a result of a decrease in travel, meals, and entertainment expense and other operating expenses. The decrease in travel, meals, and entertainment expense was primarily driven by reduced travel and entertainment activity as a result of the COVID-19 pandemic. The decrease in other operating expenses was due to a reduction in marketing costs, office-related costs, and other costs.

The provision for income taxes was $18 million, representing an effective tax rate of 27.3% for the second quarter ended September 30, 2020, compared with $13 million, representing an effective tax rate of 28.4% for the second quarter ended September 30, 2019. The decrease in the Company’s tax rate during the quarter ended September 30, 2020 relative to the same period in 2019 was primarily a result of a decrease in non-deductible expenses and state taxes. The adjusted provision for income taxes was $20 million, representing an adjusted effective tax rate of 27.3% for the second quarter ended September 30, 2020, compared with $18 million, representing an adjusted effective tax rate of 28.4% for the second quarter ended September 30, 2019.

Segment Reporting for the Second Quarter

Corporate Finance
CF revenues were $108 million for the second quarter ended September 30, 2020, compared with $156 million for the second quarter ended September 30, 2019, a decrease of (31)%. Revenues decreased due to a significant decline in the number of closed transactions as a result of the COVID-19 pandemic and a decrease in the average transaction fee on closed transactions.

	Three Months Ended September 30,		Six Months Ended September 30,
(Dollars in thousands)	2020	2019	2020	2019
Corporate Finance
Revenues	$108,049	$155,981	$196,020	$289,570
# of Managing Directors	125	119	125	119
# of Closed transactions (1)	53	69	88	130

Financial Restructuring

FR revenues increased 62% to $125 million for the second quarter ended September 30, 2020, compared with $77 million for the second quarter ended September 30, 2019. Revenues increased primarily due to a significant increase in the number of closed transactions and an increase in monthly retainer fees as a result of the increase in new engagements driven by the COVID-19 pandemic.

	Three Months Ended September 30,		Six Months Ended September 30,
(Dollars in thousands)	2020	2019	2020	2019
Financial Restructuring
Revenues	$125,391	$77,276	$214,011	$156,630
# of Managing Directors	47	45	47	45
# of Closed transactions (1)	30	17	59	42

Financial and Valuation Advisory
FVA revenues increased 7% to $42 million for the second quarter ended September 30, 2020, compared with $40 million for the second quarter ended September 30, 2019. Revenues increased as a result of an increase in the average fee per fee event and a slight increase in the number of fee events.

	Three Months Ended September 30,		Six Months Ended September 30,
(Dollars in thousands)	2020	2019	2020	2019
Financial and Valuation Advisory
Revenues	$42,296	$39,553	$76,841	$76,959
# of Managing Directors	31	32	31	32
# of Fee Events (1)	539	523	798	821
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.
COVID-19 Update

The COVID-19 pandemic has had a substantial effect on the global markets, and has created uncertainty, volatility and dislocation among a wide variety of sectors. The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control. We note that revenues during the second quarter ended September 30, 2020 continued to be impacted by the COVID-19 pandemic and we expect it to continue to have an effect on our business, revenues, and operating results in the short term. While our CF revenues will be adversely impacted for an indeterminable period of time by the economic effects of COVID-19, we continue to see an increase in the demand for services in our FR business.

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.33 per share of Class A and Class B common stock. The dividend will be payable on December 15, 2020 to stockholders of record as of the close of business on December 2, 2020.

As of September 30, 2020, the Company had $600 million of cash and cash equivalents and investment securities, and $50 million of loans payable and other liabilities.

The Company has a syndicated revolving line of credit with the Bank of America, N.A. and certain other financial institutions party thereto, which allows for borrowings of up to $100 million (the “2019 Line of Credit”). As of September 30, 2020, no principal was outstanding under the 2019 Line of Credit.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, October 29, 2020, to discuss its second quarter fiscal 2021 results. The number to call is 1-800-430-8332 (domestic) or 1-323-289-6576 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from October 29, 2020 through November 5, 2020, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 5816898#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and is expected to continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 M&A advisor for the past five consecutive years in the U.S., the No. 1 global restructuring advisor for the past six consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv (formerly Thomson Reuters).

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2020	March 31, 2020
(In thousands, except share data and par value)
Assets
Cash and cash equivalents	$421,967	$380,373
Restricted cash	373	373
Investment securities	178,285	135,389
Accounts receivable, net of allowance for doubtful accounts	73,916	80,912
Unbilled work in process, net of allowance for doubtful accounts	40,572	39,821
Income taxes receivable	16,573	4,282
Deferred income taxes	5,147	6,507
Property and equipment, net	43,642	42,372
Operating lease right-of-use asset	149,454	135,240
Goodwill and other intangibles, net	861,658	812,844
Other assets	43,956	38,890
Total assets	$1,835,543	$1,677,003

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$288,767	$420,376
Accounts payable and accrued expenses	42,006	53,883
Deferred income	29,660	26,780
Deferred income taxes	4,016	664
Loans payable to former shareholders	1,206	1,393
Loan payable to non-affiliate	3,517	3,283
Operating lease liabilities	170,696	154,218
Other liabilities	45,063	32,024
Total liabilities	584,931	692,621

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 51,506,192 and 46,178,633 shares, respectively	52	46
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 18,296,320 and 19,345,277 shares, respectively	18	19
Treasury stock, at cost: 392,673 and 0 shares, respectively	(22,711)	—
Additional paid-in capital	880,370	649,954
Retained earnings	427,621	377,471
Accumulated other comprehensive (loss)	(34,738)	(43,108)
Total stockholders' equity	1,250,612	984,382
Total liabilities and stockholders' equity	$1,835,543	$1,677,003

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except share and per share data)	2020	2019	2020	2019
Revenues	$275,736	$272,810	$486,872	$523,159
Operating expenses:
Employee compensation and benefits	177,249	174,638	314,370	337,949
Travel, meals, and entertainment	964	10,200	3,078	19,817
Rent	10,301	14,922	19,924	24,923
Depreciation and amortization	3,670	3,981	7,342	7,944
Information technology and communications	6,868	6,928	13,251	12,252
Professional fees	5,227	5,834	10,234	10,290
Other operating expenses	4,582	11,154	9,208	17,054
Total operating expenses	208,861	227,657	377,407	430,229
Operating income	66,875	45,153	109,465	92,930
Other (income)/expense, net	(196)	(1,101)	(1,357)	(2,748)
Income before provision for income taxes	67,071	46,254	110,822	95,678
Provision for income taxes	18,281	13,144	15,932	19,793
Net income attributable to Houlihan Lokey, Inc.	$48,790	$33,110	$94,890	$75,885

Weighted average shares of common stock outstanding:
Basic	66,787,832	62,477,085	65,244,611	62,292,798
Fully diluted	69,615,060	66,086,210	68,214,505	65,851,514
Earnings per share
Basic	$0.73	$0.53	$1.45	$1.22
Fully diluted	$0.70	$0.50	$1.39	$1.15

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2020	2019	2020	2019
Revenues	$275,736	$272,810	$486,872	$523,159

Employee compensation and benefits
Employee compensation and benefits (GAAP)	$177,249	$174,638	$314,370	$337,949
(Less)/plus: Pre-IPO grant vesting	—	(5,964)	—	(12,076)
(Less)/plus: Acquisition related retention payments	(2,159)	(3,215)	(7,320)	(7,699)
Employee compensation and benefits (adjusted)	175,090	165,459	307,050	318,174

Non-compensation expenses
Non-compensation expenses (GAAP)	$31,612	$53,019	$63,037	$92,280
(Less)/plus: Secondary offering related costs	—	(251)	(418)	(665)
(Less)/plus: Acquisition related costs	(1,258)	—	(1,258)	—
(Less)/plus: Acquisition amortization	(888)	(1,711)	(1,886)	(3,265)
(Less)/plus: Oracle ERP implementation	(736)	—	(736)	—
(Less)/plus: London office buildout	—	(6,831)	—	(6,831)
Non-compensation expenses (adjusted)	28,730	44,226	58,739	81,519

Operating income
Operating income (GAAP)	$66,875	$45,153	$109,465	$92,930
(Less)/plus: Adjustments (1)	5,041	17,972	11,618	30,536
Operating income (adjusted)	71,916	63,125	121,083	123,466

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(196)	$(1,101)	$(1,357)	$(2,748)
Other (income)/expense, net (adjusted)	(196)	(1,101)	(1,357)	(2,748)

Provision for income taxes
Provision for income taxes (GAAP)	$18,281	$13,144	$15,932	$19,793
(Less)/plus: Impact of the excess tax benefit for stock vesting	—	—	13,408	7,605
Adjusted provision for income taxes	18,281	13,144	29,340	27,398
(Less)/plus: Resulting tax impact (2)	1,374	5,108	3,036	8,731
Provision for income taxes (adjusted)	19,655	18,252	32,376	36,129

Net income
Net income (GAAP)	$48,790	$33,110	$94,890	$75,885
(Less)/plus: adjustments (3)	3,667	12,864	(4,826)	14,200
Net income (adjusted)	52,457	45,974	90,064	90,085

Diluted EPS (GAAP)	$0.70	$0.50	$1.39	$1.15
Diluted EPS (adjusted)	$0.75	$0.70	$1.32	$1.37
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.